UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

                             National Research Corporation
(Exact name of registrant as specified in its charter)

Wisconsin (State of incorporation or organization)	47-0634000 (IRS Employer Identification No.)

1245 Q Street Lincoln, Nebraska (Address of principal executive offices)	68508 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class A Common Stock, par value $0.001 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: N/A.

Securities to be registered pursuant to Section 12(g) of the Act:  None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.                     Description of Registrant’s Securities to be Registered.

The title of the stock of the registrant being registered hereunder is Class A Common Stock, par value $0.001 per share (“Class A Common Stock”).  The description of the Class A Common Stock is set forth under the caption “Proposal 2 – Approval of an Amendment and Restatement of the Company’s Articles of Incorporation – Description of the Class A Common Stock and the Class B Common Stock” in the registrant’s definitive proxy statement with respect to the registrant’s 2013 Annual Meeting of Shareholders, as filed with the Securities and Exchange Commission on April 10, 2013, which description is incorporated herein by reference.

Item 2.                     Exhibits.

Exhibit No.	Description

3.1
Amended and Restated Articles of Incorporation of the registrant (incorporated herein by reference to Appendix A to the registrant’s definitive proxy statement, as filed with the Securities and Exchange Commission on April 10, 2013).

3.2
By-Laws of the registrant, as amended to date (incorporated herein by reference to Exhibit 3.2 of the registrant’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on May 13, 2013).

4.1	Form of stock certificate evidencing the registrant’s Class A Common Stock, par value $0.001 per share.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, hereto duly authorized.

National Research Corporation

Date: May 16, 2013	By:	/s/ Kevin R. Karas
Kevin R. Karas
Senior Vice President Finance, Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1
Amended and Restated Articles of Incorporation of the registrant (incorporated herein by reference to Appendix A to the registrant’s definitive proxy statement, as filed with the Securities and Exchange Commission on April 10, 2013).

3.2
By-Laws of the registrant, as amended to date (incorporated herein by reference to Exhibit 3.2 of the registrant’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on May 13, 2013).

4.1	Form of stock certificate evidencing the registrant’s Class A Common Stock, par value $0.001 per share.